EXHIBIT 10.14

ADVANCE SCHEDULE

No. 02

ONE UP INNOVATIONS, INC. FOAM LABS, INC.

Funding Date: October 1, 2015

This Advance Schedule (the "Schedule") is issued pursuant to and is subject to all terms and conditions of the Credit Card Receivables Advance Agreement, dated on or about April 21, 2015 (as amended from time to time in accordance with its terms, the "Master Agreement"), between POWER UP LENDING GROUP, LTD. (the "Lender'') and ONE UP INNOVATIONS, INC. and FOAM LABS, INC., (individually and collectively, the "Merchant"). Capitalized terms used and not defined in this Schedule have the meanings given to them in the Master Agreement.

The Merchant has requested that the Lender make an Advance to the Merchant, and the Lender is willing to make such Advance, in each case subject to the following terms and conditions:

1. The Advance Amount is:	$ 100,000.00
2. The fee is:	$ 19,000.00
3. The Collection Amount is:	$ 119,000.00
4. The Fixed Daily payment is:	$ 566.67
5. The Collection Date is August 2, 2016
6.	The Collection Account Bank and Collection Account are as follows:

Bank name: Signature Bank

26 Court St.

Brooklyn, NY 11242

Routing/ABA Number: Account Name to credit: Account Number to credit:

XXXXX3576

One Up Innovations XXXXXX0478

7.	The Merchant agrees to repay the Collection Amount (plus all Reimbursable Expenses) by remitting (or causing to be remitted) to the Lender, on or before the Collection Date, the Collection Amount, by authorizing Lender to retain the Fixed Daily Payment from the Collection Account as provided in the Master Agreement. If the Collection Amount is remitted to the Lender before the Collection Date, the Merchant shall not be entitled to any refund or other compensation. If the Collection Amount is not remitted to the Lender by the Collection Date, Merchant may be subject to extension fees as set forth in the Master Agreement.

8.	The Merchant grants to the Lender a security interest in the Collateral to secure the Merchant's obligation to pay the Collection Amount and to secure all other existing and future obligations of the Merchant to the Lender.

9.	The Merchant understands and agrees that all Advances by Lender to Merchant under the Master Agreement, this Advance Schedule, and under any other Related Agreements constitute one loan, and all indebtedness and obligations of Merchant to Lender under the Master Agreement, this Advance Schedule and the Related Agreements, present and future, constitute one general obligation secured by the Collateral.

10.	The Merchant reaffirms all terms, conditions and agreements set forth in the Master Agreement and any Related Agreements and further represents and warrants to the Lender that all representations and warranties made by the Merchant in the Master Agreement and any Related Agreements entered into on or before the date hereof are true and correct on the date hereof as if made on the date hereof.

This Schedule may be executed in counterparts. Each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. An executed facsimile of this Schedule shall be deemed to be a valid and binding agreement between the parties hereto.

Agreed to:

POWER UP LENDING GROUP, LTD.

ONE UP INNOVATIONS, INC.

for itself and as Disbursing Agent

By: /s/ Curt Kramer

Name: Curt Kramer

Title: President

By: /s/ Louis Friedman

Name: Louis Friedman Title: President & CEO

STATE OF GEORGIA )

)ss.:

COUNTY OF )

On this1st day of October, 2015 before me personally appeared Louis S. Friedman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she is the President of ONE UP INNOVATIONS, INC. and FOAM LABS, INC., the corporations herein described and that he/she executed the same in his/her capacity as an officer of said corporations, and that he/she signed the instrument by order of the board of directors of said respective corporations.

/ s/ Jasma D. Haskins

Notary Public